As filed with the Securities and Exchange Commission on September 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

1030 West Georgia Street, Suite 1830

Vancouver, BC V6E 2Y3

(604) 396-3066

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, New York 10112 Tel: +1 212 659-7300	Rod Talaifar, Esq. Sangra Moller LLP 1000 Cathedral Place 925 West Georgia Street Vancouver, BC, Canada V6C 3L2 Tel: +1 604 662-8808

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholder named in this prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2022

PROSPECTUS

Up to 9,393,681 Common Shares

Offered by the Selling Shareholder

This prospectus relates to the resale of up to 9,393,681 common shares, no par value, of Gold Royalty Corp. (the “Company”), that may be sold from time to time by the selling shareholder named in this prospectus or its pledgees, donees, transferees, assignees or other successors-in-interest (the “Selling Shareholder”).

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholder.

Our registration of the common shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of such common shares. The Selling Shareholder may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We will bear all of the expenses incurred in connection with the registration of these shares. The Selling Shareholder will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the common shares. See “Plan of Distribution” beginning on page 8 of this prospectus.

Our common shares are listed on the NYSE American LLC (“NYSE American”) under the symbol “GROY”. Our warrants to purchase our common shares issued pursuant to our initial public offering (the “IPO Warrants”) are listed on the NYSE American under the symbol “GROY.WS”. On September 26, 2022, the closing price of our common shares and IPO Warrants as reported on the NYSE American was $2.22 and $0.30, respectively.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 7, and in our Annual Report on Form 20-F for the year ended September 30, 2021, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022

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BASIS OF PRESENTATION

Unless otherwise indicated, references in this registration statement to “Gold Royalty”, “GRC”, “the Company”, “we”, “us” and “our” refer to Gold Royalty Corp., a company incorporated under the laws of Canada, together with its subsidiaries unless the context requires otherwise.

We express all amounts in this registration statement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

Gold Royalty is subject to the reporting requirements of the applicable Canadian and United States securities laws. Gold Royalty’s previous filings under the applicable Canadian and United States securities laws, including the Annual Report on Form 20-F for the year ended September 30, 2021, contains disclosure of mineral reserve and mineral resource estimates relating to the projects underlying Gold Royalty’s interests prepared in accordance with the requirements of Canadian securities laws, which differ in many respects from the requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” contained in such previous filings were based upon definitions applicable in Canada in accordance with Canadian Securities Administrators’ National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43- 101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (the “CIM Definition Standards”), adopted by the CIM Council, as amended. In addition, certain of the operators of the properties underlying Gold Royalty’s interests prepare mineral reserve and mineral resource estimates in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (“JORC”), which differs from NI 43-101 and the requirements of the SEC, and certain previous filings by Gold Royalty contain disclosure of mineral reserve and mineral resource estimates in accordance with JORC.

The SEC adopted amendments to its disclosure rules (the “SEC Modernization Rules”) to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the SEC Modernization Rules, the historical property disclosure requirements for mining registrants included in SEC Industry Guide 7 was rescinded and replaced with the disclosure requirements in subpart 1300 of SEC Regulation S-K. The SEC Modernization Rules became effective on February 25, 2019 with compliance required for the first fiscal year beginning on or after January 1, 2021. As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding CIM Definition Standards. Pursuant to certain exceptions provided by the SEC Modernization Rules, however, Gold Royalty is not required, to the extent it has access to the necessary information, to provide disclosure on its mineral properties under the SEC Modernization Rules in this registration statement because such information is incorporated by reference herein rather than provided directly in this registration statement. Gold Royalty may be required to provide disclosure on its mineral properties under the SEC Modernization Rules in future filings with the SEC.

U.S. shareholders are cautioned that while terms are substantially similar to CIM Definition Standards, there are differences in the definitions and standards under the SEC Modernization Rules and the CIM Definition Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that Gold Royalty may have previously reported as “proven reserves”, “probable reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 will be the same as the reserve or resource estimates prepared under the standards adopted under the SEC Modernization Rules.

U.S. shareholders are also cautioned that while the SEC now recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Under Canadian securities laws, estimates of “inferred mineral resources” may not form the basis of feasibility or prefeasibility studies, except in certain specific cases. Additionally, disclosure of “contained ounces” in a resource is permitted disclosure under Canadian securities laws. Therefore, U.S. shareholders are also cautioned not to assume that all or any part of the inferred resources exist.

U.S. Shareholders are cautioned that information contained in this prospectus and the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies reporting pursuant to the SEC’s disclosure requirements.

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ABOUT THIS PROSPECTUS

As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Gold Royalty Corp., 1030 West Georgia Street, Suite 1830 Vancouver, British Columbia V6E 2Y3. Our telephone number is (604) 396-3066. See “Where You Can Find More Information”.

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the Selling Shareholder has not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements include, but are not limited to, statements about:

●	the Company’s plans and objectives, including its acquisition and growth strategy;

●	the Company’s future financial and operational performance;

●	royalty and other payments to be made to the Company by the owners and operators of the projects underlying the Company’s royalties and other interests;

●	expectations regarding the royalty and other interests of the Company;

●	the plans of the operators of properties where the Company owns or may acquire royalty interests;

●	estimates of mineral reserves and mineral resources on the projects in which the Company has or may acquire royalty interests;

●	estimates regarding future revenue, expenses and needs for additional financing;

●	adequacy of capital and financing needs; and

●	expectations regarding the impacts of COVID-19 on the operators of the properties underlying the Company’s interests.

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These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the public disclosures of the operators regarding the properties underlying the Company’s interests are accurate;

●	current gold, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of the Company’s royalty projects will be viable operationally and economically and will proceed as expected;

●	any additional financing required by the Company will be available on reasonable terms; and

●	operators of the properties where the Company holds royalty interests will not experience any material accident, labor dispute or failure of equipment.

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Actual results could differ materially from those anticipated in these Forward-Looking Statements as a result of the following risk factors, among others:

●	dependence on third-party operators;

●	a substantial majority of the Company’s current royalty interests are exploration, advanced-exploration and development stage properties, which are non-producing and are subject to the risk that they may never achieve production;

●	volatility in gold and other commodity prices;

●	the Company has limited or no access to data or the operations underlying its interests;

●	a significant portion of the Company’s revenues is derived from a small number of operating properties;

●	the Company is subject to many of the risks faced by owners and operators of the properties underlying the Company’s interests;

●	the Company may enter into acquisitions and other material transactions at any time;

●	the Company’s future growth is to a large extent dependent on its acquisition strategy;

●	as a royalty holder, the Company may become subject to potential disputes with operators regarding the existence, enforceability or terms of its interests;

●	certain of the Company’s royalty interests are subject to buy-back or other rights of third-parties;

●	risks related to epidemics, pandemics or other public health crises, including COVID-19, and the potential impact thereof on the Company and the operators of the properties underlying its interests;

●	risks related to mineral reserve estimates and mineral resource estimates completed by third-party owners and operators on the projects underlying the Company’s interests, including that such estimates may be subject to significant revision;

●	title, permit or licensing disputes related to any of the properties in which the Company holds or may hold royalties, streams or similar interests;

●	potential conflicts of interests;

●	regulations and political or economic developments in any of the jurisdictions where properties in which the Company holds or may hold royalties, streams or similar interests are located;

●	the availability of any necessary financing in the future on acceptable terms or at all;

●	litigation risks;

●	the Company holds investments in a concentrated number of equity securities and the fair values thereof are subject to loss in value; and

●	the other factors discussed under “Item 3. Key Information – D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended September 30, 2021 and other disclosure documents, which are available under the Company’s profile at www.sedar.com and www.sec.gov.

This list of factors should not be construed as exhaustive. The Company does not intend to and does not assume any obligations to update Forward-Looking Statements, except as required by applicable law.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

We are a precious metals focused royalty company offering creative financing solutions to the metals and mining industry. Our diversified portfolio includes 200 royalties across producing, developing, advanced-exploration and early-exploration staged properties.

Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term returns for our investors. Currently, the Company directly and indirectly holds 200 royalty interests, including royalty interests on 8 producing projects, 21 developing projects, 30 advanced-exploration projects and 141 early-exploration projects as part of this royalty generator model.

In carrying out our long-term growth strategy, we seek out and continually review opportunities to expand our portfolio through the acquisition of existing or newly created royalty, stream or similar interests and through accretive acquisitions of companies that hold such assets. In acquiring newly created interests, we act as a source of financing to mining companies for the development and exploration of projects.

Our “royalty generator model” is focused on mineral properties held by us and our subsidiaries and additional properties we may acquire from time to time, with the aim of subsequently optioning or selling them to third-party mining companies in transactions where we would retain a royalty, carried interest or other similar interest. We believe the royalty generator model provides increased volume of potential royalty opportunities, targeting opportunities with potential exploration upside.

We do not generally conduct exploration, development or mining operations on the properties in which we hold interests and we are not required to contribute capital costs for these properties. We may, from time to time, conduct non-material exploration related activities to advance our royalty generator projects.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

We are a corporation organized under the laws of Canada. We were incorporated under the name Gold Royalty Corp. on June 23, 2020 under the Canada Business Corporations Act (Canada)(“CBCA”). Our head office is located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is +1 (604) 396-3066. Our registered office is 1000-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2. Our website address is www.goldroyalty.com. Information on the Company’s website is not incorporated herein by reference. Our common shares and our IPO Warrants are listed on the NYSE American under the symbols ‘GROY” and “GROY.WS”, respectively.

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THE OFFERING

Common shares offered	Up to 9,393,681 common shares
by the Selling Shareholder

Terms of the offering	The Selling Shareholder (including its transferees, donees, pledgees, assignees and successors-in-interest) may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on NYSE American or any other stock exchange, market or trading facility on which the common shares are traded or in private transactions. The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 8 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholder.

Use of Proceeds	The Selling Shareholder will receive all of the proceeds from the sale of any common shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the common shares by the Selling Shareholder. See “Use of Proceeds”.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 7, and in our Annual Report on Form 20-F for the year ended September 30, 2021, to read about the risks you should consider before investing in our securities.

Listing	Our common shares and IPO Warrants are listed on the NYSE American under the symbols “GROY” and “GROY.WS”, respectively.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended September 30, 2021 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of June 30, 2022:

●	on an actual basis; and

●	on pro forma basis to give effect to the issuance of 9,393,681 Common Shares in connection with the closing of the transaction with Nevada Gold Mines LLC (“NGM”) described under “Selling Shareholder – Nevada Gold Mines LLC Transaction”.

The amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our unaudited financial statements for the three and nine months ended June 30, 2022 in our Report on Form 6-K filed with the SEC on August 15, 2022, which is incorporated by reference in this prospectus.

	As of June 30, 2022
(In thousands)	Actual	Pro Forma
Total debt	$9,736	$9,736
Common shares, without par value	529,437	556,937
Reserves	21,073	21,073
Accumulated deficit	(30,502)	(30,502)
Accumulated other comprehensive income	402	402
Total shareholders’ equity	$520,410	$547,910

Total capitalization and indebtedness	$530,146	$557,646

The foregoing table and calculations are based on 134,462,631 common shares outstanding as of June 30, 2022, and excludes:

●	6,030,076 common shares issuable upon the exercise of outstanding options to purchase common shares with a weighted average exercise price of $3.42 per share;

●	165,206 common shares issuable upon the vesting of outstanding Gold Royalty restricted share units;

●	10,350,000 common shares issuable upon the exercise of outstanding IPO Warrants with a weighted average exercise price of $7.50 per share;

●	3,311,971 common shares issuable upon the exercise of 13,518,252 outstanding Ely Warrants with a weighted average exercise price of C$1.10 per share; and

●	7,256,656 common shares that remain reserved for future issuance under our 2021 long-term incentive plan.

From July 1, 2022 through the date of this prospectus, we have issued an additional 56,757 common shares to a marketing service provider as consideration for an advertising agreement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares by the Selling Shareholder.

The Selling Shareholder will receive all of the net proceeds from the sale of any common shares offered by them under this prospectus. See “Selling Shareholder”. The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholder in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

A description of our capital stock, including the common shares, is contained in our Form 8-A12B, filed with the SEC on February 22, 2021 (File No. 001-40099), as amended and supplemented by the description of our common shares included in Item 10B of our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on December 23, 2021.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. Any prospectus supplement to this prospectus may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

We are registering the common shares offered by this prospectus on behalf of the Selling Shareholder. The Selling Shareholder, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling or distributing common shares or interests in common shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of its common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The common shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The Selling Shareholder may use any one or more of the following methods when disposing of their shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

● settlement of short sales effected after the effective date of the registration statement of which this prospectus forms a part;

● in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offering through sales agents;

● to or through underwriters, agents or broker-dealers;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

In connection with the sale of common shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assumes. The Selling Shareholder may also sell common shares short and deliver these securities to close out its short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

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The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder to a broker-dealer or other financial institution and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus.

If the common shares are sold through underwriters or broker dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholder from the sale of the common shares offered by it will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers or agents engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Shareholder also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions.

The Selling Shareholder and any underwriters, broker-dealers, or agents that participate in the sale of our common shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the common shares may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the common shares to be sold, the respective purchase prices and offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a prospectus supplement, a free-writing prospectus or a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholder and any other person participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholder and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of initial compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

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SELLING SHAREHOLDER

This prospectus relates to up to 9,393,681 common shares that the Selling Shareholder may sell in one or more offerings pursuant to the Agreement.

The registration of these common shares does not mean that the Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholder may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by the Selling Shareholder under this prospectus. The Selling Shareholder identified below may currently hold or acquire our common shares in addition to the common shares registered hereby. In addition, the Selling Shareholder identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Nevada Gold Mines LLC Transaction

On September 1, 2022, the Company entered into a royalty purchase and sale agreement (the “Agreement”) with NGM, a joint venture between Barrick Gold Corporation (61.5%) and Newmont Corporation (38.5%), to acquire certain royalties on properties located in Nevada (the “NGM Royalty Portfolio”) for total share consideration of US$27,500,000, which was satisfied through the issuance to NGM of 9,393,681 common shares of the Company based on the 20-day volume weighted average price of such shares on the NYSE American LLC effective as of the date of execution of the Agreement (the “Transaction”). The Transaction closed on September 27, 2022.

The NGM Royalty Portfolio consists of:

●	a 10% Net Profits Interest royalty (“NPI”) on the high-grade, producing Granite Creek Mine (“Granite Creek”) operated by i-80 Gold Corp. (“i-80”), payable after 120,000 ounces of gold are cumulatively produced from the project;
●	a 2.00% Net Smelter Return royalty (“NSR”) on the Bald Mountain Mine (“Bald Mountain”) operated by Kinross Gold Corporation (“Kinross”), payable after 10 million ounces of gold have been produced from the properties; and
●	a 1.25% NSR on the Bald Mountain Joint Venture Zone (“JV Zone”) also operated by Kinross.

Pursuant to the Agreement, the Company agreed to file a registration statement, of which this prospectus forms a part, to register the resale of the common shares. The Company also agreed to keep such registration statement continuously effective after it has been declared effective by the SEC until the earliest of (i) NGM ceasing to hold any of the consideration shares, (ii) the date all consideration shares held by NGM may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, or (iii) three years from the effective date of the registration statement.

Royalty Summary

Granite Creek Mine

The Granite Creek Mine is located in Nevada at the intersection of the Getchell and Battle Mountain Trends, proximal to NGM’s Twin Creeks and Turquoise Ridge mining operations. The mine hosts both high grade open pit and underground mineral resources that remain open for expansion. The underground mine is permitted with development and test mining underway as part of the planned ramp-up of production activities. Permitting work for construction of an open pit mine (heap leach) is ongoing.

Underground mining operations at Granite Creek Mine commenced in February 2022 and, in its press release dated June 1, 2022, i-80 disclosed that it is executing an extensive approximately 30,000 meter exploration and delineation drilling program targeting both the open pit and underground mineralization and that it expects to complete an updated feasibility study for the project in 2022. I-80 further announced on July 5, 2022, it began shipping ore from the project operations and disclosed that it is currently ramping up production, targeting 450 tons per day by the end of 2022 and 1,000 tons per day by the second half of 2023.

For further information on Granite Creek Mine, please refer to the technical report titled “Preliminary Economic Assessment NI 43-101 Technical Report, Granite Creek Mine Project, Humboldt County, Nevada, USA” with an effective date of May 4, 2021 prepared for i-80, a copy of which is available under i-80’s profile at www.sedar.com. Information contained on, or that can be accessed through, www.sedar.com does not constitute a part of this prospectus.

The Granite Creek Royalty is a 10% NPI royalty on the Granite Creek Mine, and covers the entire project and becomes payable after the first 120,000 ounces of gold are produced from the property. Approximately 7,000 ounces of gold have already been produced. The Granite Creek Royalty is not subject to any step-downs or buybacks.

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Bald Mountain Mine

Bald Mountain Mine is operated by Kinross as an open-pit mine with a large estimated mineral resource base located in Nevada along the southern extension of the Carlin Gold Trend. In its annual information form for the year ended December 31, 2021, Kinross disclosed mineral reserves and mineral resources estimates (with an effective date of December 31, 2021) for Bald Mountain Mine of:

●	proven and probable reserves of 798 koz (40,980 kt at 0.6 g/t Au);
●	measured and indicated mineral resources (exclusive of mineral reserves) of 3,592 koz (200,525 kt at 0.6 g/t Au); and
●	inferred mineral resources of 669 koz (45,716 kt at 0.5 g/t Au).

Kinross has disclosed that, in 2021, the mine produced 204,890 gold equivalent ounces. Kinross highlights its pipeline of high-quality targets at Bald Mountain Mine are being explored for further opportunities to add resource conversions and exploration success.

For further information on Bald Mountain Mine, including the above estimates, please refer to Kinross’ Annual Information Form for the year ended December 31, 2021 (the “Kinross AIF”), a copy of which is available under its profile at www.sedar.com. Information contained on, or that can be accessed through, www.sedar.com does not constitute a part of this prospectus.

The Bald Mountain (2016) Royalty is a 2.00% NSR royalty payable after the first 10.0 million ounces of gold are produced from the property, with approximately 1.4 million gold equivalent ounces having been produced to date. The Bald Mountain (2016) Royalty covers the entire Bald Mountain Mine property and is not subject to any step-downs or buybacks.

Bald Mountain – Joint Venture Zone

The JV Zone was acquired by Kinross from Barrick in October 2018, consolidating the Bald Mountain land package. The JV Zone covers the area between the southern and northern mining areas at Bald Mountain, providing longer-term exploration potential for Kinross to extend the mine life.

For further information on the Bald Mountain Mine, see the Kinross AIF. Information contained on, or that can be accessed through, www.sedar.com does not constitute a part of this prospectus.

The Bald Mountain (JV) Royalty is a 1.25% NSR royalty that covers the entire JV Zone. The Bald Mountain (JV) Royalty is not subject to any production hurdles, step-downs or buybacks.

Relationship with the Selling Shareholder

To our knowledge, the Selling Shareholder does not have nor has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares and the transaction described above.

Information About Selling Shareholder Offering

The following table sets forth certain information with respect to the Selling Shareholder, including (i) the common shares beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of common shares being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares, if any, held by the Selling Shareholders) are sold.

We have prepared the following table based on information supplied to us by the Selling Shareholder on or prior to September 27, 2022, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. The calculation of percentage of beneficial ownership is based on 143,913,069 common shares issued and outstanding as of September 27, 2022.

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Selling Shareholder	Total Number of Common Shares Owned Prior to This Offering	Total Number of Common Shares Offered Hereby	Percentage of Outstanding Common Shares Owned Prior to This Offering	Maximum Number of Common Shares Which May Be Sold in This Offering	Number of Common Shares Owned Following This Offering	Percentage of Outstanding Common Shares Owned Following This Offering
Nevada Gold Mines LLC	9,393,681	9,393,681	6.53%	9,393,681	0	0%

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Canadian law will be passed upon for us by Sangra Moller LLP, Vancouver, British Columbia. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

Our consolidated financial statements as of September 30, 2021 and September 30, 2020 and for the year ended September 30, 2021 and for the period from incorporation on June 23, 2020 to September 30, 2020, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended September 30, 2021, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing. PricewaterhouseCoopers LLP, located at 250 Howe St Suite 1400, Vancouver, British Columbia V6C 3S7, is Gold Royalty’s independent registered public accounting firm and has been appointed as its independent auditor. PricewaterhouseCoopers LLP has confirmed that it is independent with respect to Gold Royalty within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The audited consolidated financial statements for the years ended December 31, 2020 and 2019 for our wholly owned subsidiary, Ely Gold Royalties Inc., have been audited by Smythe LLP, Chartered Professional Accountants, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Smythe LLP has confirmed that it is independent with respect to Ely Gold and Gold Royalty in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia. Smythe LLP, Chartered Professional Accountants, are members of the Chartered Professional Accountants of British Columbia and are registered with both the Canadian Public Accountability Board and the U.S. Public Company Accounting Oversight Board. Smythe LLP is located at 475 Howe St Suite 1700, Vancouver, British Columbia V6C 2B3.

Each of the audited consolidated financial statements for the years ended December 31, 2020 and 2019 for the Company’s wholly owned subsidiaries, Abitibi Royalties Inc. and Golden Valley Mines and Royalties Ltd., have been audited by MNP LLP, an independent registered public accounting firm, as indicated in their reports dated January 5, 2022 and January 5, 2022, respectively, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. MNP LLP has confirmed that it is independent with respect to Abitibi Royalties, Golden Valley and Gold Royalty within the meaning of the Chartered Professional Accountants Ontario Code of Professional Conduct. MNP LLP is located at 800 -1600 Carling Avenue, Ottawa, Ontario, Canada, K1Z 1 G3.

The scientific and technical information incorporated by reference to the Annual Report on Form 20-F for the year ended September 30, 2021 has been reviewed and approved by Alastair Still, P. Geo, who is our Director of Technical Service, as indicated therein in reliance upon the authority of such person’s expertise.

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WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.goldroyalty.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	The description of our common shares contained in our Form 8-A12B, filed with the SEC on February 22, 2021 (File No. 001-40099), as amended and supplemented by the description of our common shares included in Item 10B of our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on December 23, 2021;

●	Our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on December 23, 2021; and

●	Our Current Reports on Form 6-K furnished to the SEC on November 8, 2021, November 16, 2021, December 23, 2021, January 18, 2022 (other than Exhibit 99.1 thereto), January 31, 2022 (other than Exhibit 99.2), February 10, 2022, February 14, 2022, February 16, 2022 (other than Exhibit 99.1), March 4, 2022, May 16, 2022 (other than Exhibit 99.5), June 13, 2022, August 15, 2022 (accepted by the SEC at 5:20 p.m. EST, other than Exhibit 99.6 thereto), August 15, 2022 (accepted by the SEC at 5:52 p.m. EST), August 24, 2022, September 2, 2022, September 14, 2022, September 16, 2022, and September 21, 2022.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Gold Royalty Corp., 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is (604) 396-3066. Our website address is www.goldroyalty.com. Information contained in our website is not part of this prospectus.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$2,224.88
FINRA filing fees	—
Printing expenses	—
Legal fees and expenses	$50,000
Accounting fees and expenses	$50,000
Miscellaneous costs	$10,000
Total	$112,224.88

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9,393,681 Common Shares

Offered by the Selling Shareholder

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers.

Under the CBCA, Gold Royalty is permitted to indemnify its directors and officers and former directors and officers against costs and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers, including an action against Gold Royalty. In order to be entitled to indemnification under the CBCA, the director or officer must act honestly and in good faith with a view to the best interests of Gold Royalty, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct was lawful.

Under its Bylaws, Gold Royalty shall, whenever required or permitted by the CBCA or otherwise by law, indemnify each director, each officer, each former director, each former officer and each person who acts or acted at Gold Royalty’s request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having been a director or officer of Gold Royalty or such other entity.

Gold Royalty has also entered into indemnification agreements with each of its current directors and officers. The indemnification agreements generally require that it indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to Gold Royalty as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of Gold Royalty and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by Gold Royalty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Gold Royalty pursuant to the foregoing provisions, Gold Royalty has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

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ITEM 9. Exhibits.

Exhibit No.	Exhibit Index
4.1	Articles of Incorporation, as presently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on January 12, 2021)
4.2	Amended and Restated By-law No. 1 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on January 12, 2021)
4.3	By-law No.2 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on January 12, 2021)
4.4	Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3/A, filed with the SEC on July 6, 2022
4.5	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A, filed with the SEC on February 22, 2021 (File No. 333-252036)
5.1*	Opinion of Sangra Moller LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Sangra Moller LLP (included in Exhibit 5.1)
23.3*	Consent of Smythe LLP.
23.4*	Consent of MNP LLP.
23.5*	Consent of MNP LLP.
23.6*	Consent of Alistair Still.
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

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Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(e) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(1)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on September 27, 2022.

Gold Royalty CORP.

By:	/s/ David Garofalo
Name:	David Garofalo
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Garofalo and Josephine Man, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David Garofalo	Chief Executive Officer, President (Principal	September 27, 2022
David Garofalo	Executive Officer) and Chairman

/s/ Josephine Man	Chief Financial Officer (Principal Financial	September 27, 2022
Josephine Man	Officer and Principal Accounting Officer)

/s/ John W. Griffith	Chief Development Officer	September 27, 2022
John W. Griffith

/s/ Amir Adnani	Director	September 27, 2022
Amir Adnani

/s/ Warren Gilman	Director	September 27, 2022
Warren Gilman

/s/ Ken Robertson	Director	September 27, 2022
Ken Robertson

/s/ Alan Hair	Director	September 27, 2022
Alan Hair

/s/ Glenn Mullan	Director	September 27, 2022
Glenn Mullan

/s/ Karri Howlett	Director	September 27, 2022
Karri Howlett

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on September 27, 2022.

Puglisi & Associates (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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